EXHIBIT (J)(1)

CONSENT OF COUNSEL

[QUARLES & BRADY LLP LETTERHEAD]

July 22, 2008

North Track Funds, Inc.
200 South Wacker Drive
Suite 2000
Chicago, Illinois 60606

Attn: Brian K. Andrew, President

Re:	Consent to Incorporation of Legal Opinion in Post-Effective Amendment to Registration Statement

Ladies and Gentlemen:

We hereby consent to the incorporation of our opinion regarding the legality of the shares of North Track Funds, Inc. into the Post-Effective Amendment to North Track Funds, Inc.'s Registration Statement to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 82 to North Track's Registration Statement on Form N-1A (Registration Number 33-12), which was filed with the Securities and Exchange Commission on May 1, 2007. We also consent to the use of our name under the heading "Counsel" in the Statement of Additional Information, which is incorporated by reference into this Post-Effective Amendment.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP